ASSET PURCHASE AGREEMENT
                            ------------------------

     This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of September 30, 2003 by and among FUN CITY FOODS, INC, a Nevada corporation and its assignees (the "Purchaser") and FUN CITY POPCORN, INC., a Nevada corporation (the "Seller"). Certain other capitalized terms used herein are defined in
Article 12 and throughout this Agreement.

                                R E C I T A L S:

     A. The Seller is engaged in the business of wholesaling popcorn, snack items, candy and related food products in and around the City of Las Vegas, Nevada (the "Business");

     B. The Seller wishes to sell, and the Purchaser wishes to buy, substantially all of the assets of the Seller, and to assume substantially all of the liabilities of the Seller, on the terms and subject to the conditions hereinafter set forth.

                               TERMS OF AGREEMENT
                               ------------------

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     1.1 Purchased Assets. The Seller agrees to and will at the Closing (as defined in Section 3.1) sell, convey, transfer, assign and deliver to the Purchaser, on the terms and subject to the conditions set forth in this Agreement, all of the assets of the Business, whether or not used in the Business, as the same exist on the date hereof (collectively, the "Purchased Assets"), including, without limitation, the assets listed in Schedule 1.1.1 through 1.1.5, but excluding the Excluded Assets described in Section 1.2 below. All assets, property or rights of every kind or description owned by the Seller, whether tangible or intangible, wherever located shall be deemed a Purchased Asset for purposes of this Agreement, and shall include the following specific assets:

         1.1.1 Fixed Assets and Tangible Personal Property. The fixed assets and tangible personal property of the Seller used in the Business set forth in
Schedule 1.1.1, including without limitation, business records, leasehold improvements, equipment, trade fixtures, furniture, supplies and inventory. Inventory shall include non-obsolete, salable inventory and perishable supplies at a total cost of Two Hundred Thirty Nine Thousand and No/100 Dollars ($239,000.00). Perishable inventory is deemed "obsolete" and "non-salable" if the "best used by" date printed on the product is within thirty (30) days of Closing. Purchaser and Seller shall take stock of the inventory immediately prior to Closing. Non-Perishable inventory items are deemed "obsolete" and "non-salable" if such items have been held in inventory longer than one (1) year prior to Closing and there has not been a sale of any such items within such

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year. Purchaser shall have the option to reject any or all obsolete or non-salable inventory. If at Closing the actual Inventory total cost does not equal Two Hundred Thirty Nine Thousand and No/100 Dollars ($239,000), the Purchase Price shall be adjusted up or down to reflect the actual Inventory total cost at Closing.

         1.1.2 Intangible Personal Property. All covenants, customer lists, franchises and other items of intangible property, including without limitations, the know-how, technical information or confidential information, trade secrets, goodwill, service mark and trade name(s)(including, without limitation, the names of "Fun City Popcorn", "Sunburst" and "Player's Choice") all of which are used in or relate to the Business, including, without limitation, those items set forth in Schedule 1.1.2. Notwithstanding the foregoing, Seller shall retain the right, on a corporate basis only, to use the name of "Fun City Popcorn" until either one (1) year after closing, or the date upon which Seller merges out of the public shell, whichever occurs first. Seller may not engage in any trade under the name of "Fun City Popcorn."

         1.1.3 Contract Rights. All contract rights of the Seller pertaining to the operation of the Business including, without limitation, licenses, leasehold interests, purchase orders, sales orders, rights to discounts, maintenance agreements and leases for leased equipment, including, without limitation, those items set forth in Schedule 1.1.3.

         1.1.4 Other Assets. All other assets, properties, and business of the Seller pertaining to the operations of the Business, including, without limitation, those items set forth on Schedule 1.1.4.

     1.2 Excluded Assets. The Seller shall not sell and the Purchaser shall not acquire any interest in any of the Seller's cash, bank accounts, receivables, deposits or the 2003 Chevrolet Tahoe pickup truck (VIN#2GTEC19V731141299).


                                   ARTICLE 2

                                 PURCHASE PRICE
                                 --------------

     2.1 Purchase Price. The purchase price for the Purchased Assets shall be the sum of Four Hundred Forty Four Thousand and No/100 Dollars ($444,000.00) (the "Purchase Price"), payable by the Purchaser as follows:


         2.1.1 The amount of Sixty Three Thousand and No/100 Dollars ($63,000.00) has been deposited by with Business Center of Nevada and will be paid to Seller into escrow at the Closing, as that term is defined in Article 3.

         2.1.2 The amount of Three Hundred Eighty One Thousand and No/100 Dollars ($381,000.00) shall be paid to Seller into escrow at Closing.

     2.2 Assumed Liabilities. As of the Closing, the Purchaser shall assume in writing or pay when lawfully due, only those liabilities of the Seller relating to the Business that are specifically set forth on Schedule 2.2 (the "Assumed Liabilities") up to a maximum of Two Hundred Nineteen Thousand and No/100

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Dollars ($219,000.00) and consisting of two promissory notes aggregating One
Hundred Fifty Thousand and No/100 Dollars ($150,000.00) and accounts payable of Sixty Nine and No/100 Dollars ($69,000). Accordingly, as of the Closing, Purchaser shall pay the two promissory notes in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) through a loan from Tone Products, Inc. and shall assume accounts payable of up to Sixty Nine Thousand and No/100 Dollars ($69,000.00) As of the Closing, Seller shall pay all accounts payable that are more than thirty (30) days old. The parties expressly agree that the Purchaser shall not assume, pay or otherwise become liable for any liabilities of the Seller, whether or not relating to the Business, other than the Assumed Liabilities. If at Closing the actual Assumed Liabilities are less than Two Hundred Nineteen Thousand and No/100 Dollars ($219,000.00), then the Purchase Price shall be adjusted to reflect the accounts payable balance at Closing.

     2.3 No Expansion of Third Party Rights. The assumption or payment by the Purchaser of the Assumed Liabilities, and the transfer thereof by the Seller, shall in no way expand the rights or remedies of any third parties against the Purchaser or the Seller, as compared to the rights and remedies which such third party would have had against the Seller had the Purchaser not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Purchaser of the Assumed Liabilities shall not create any third party beneficiary rights.

                                    ARTICLE 3

                                     CLOSING
                                     -------

     3.1 Time and Place. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on or before3:00 p.m. on September 30, 2003, at the offices of the Purchaser's counsel, or such other time and place as the parties may otherwise agree. The date on which the Closing occurs shall be referred to as the "Closing Date".

     3.2 Escrow:

         3.2.1 At the Closing, the Purchaser shall deposit into an escrow account (the "Escrow Account") with Business Center of Nevada (the "Escrow Agent") the following:

               (a) Cash or Certified Funds in the amount of the Purchaser Price.

               (b) Note, Financing Statement and Security Agreement for the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) for the benefit of Tone Products, Inc., pursuant to Section 2.2.

               (c) Purchaser's written agreement to assume the remaining Assumed Liabilities.

         3.2.2 At the Closing, the Seller shall deposit in the Escrow Account all of the bills of sale, assignments and other conveyance documents necessary to convey good title to the Purchased Assets and the Non-Compete Agreement set forth in Section 8.10 and the Shareholder Agreement set forth in Schedule 8.11.

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         3.2.3 Escrow Instructions. At the Closing, the parties shall execute and deliver to the Escrow Agent, instructions (the "Escrow Instructions") which require the Escrow Agent to hold all of the above items in the Escrow Account until counsel for the Seller shall advise the Escrow Agent, in writing, that the Seller's stockholders shall have approved the transaction set forth in this Agreement. In such event, the Escrow Agent shall deliver the items deposited by the Purchaser to the Seller and shall deliver the items deposited by the Seller to the Purchaser. In the event Seller's counsel fails to provide such letter within six (6) months from the Closing Date, Purchaser may at anytime thereafter terminate the Escrow Account, in which event all items in the Escrow Account shall be returned to the party providing such items.

     3.3 Procedure at the Closing. At the Closing, the parties agree that the following shall occur:

         3.3.1 The Seller shall have satisfied each of the conditions set forth in Article 8 and shall deliver all items into the Escrow Account required by
Section 3.2.2 to the Purchaser.

         3.3.2 The Purchaser shall have satisfied each of the conditions set forth in Article 9 and shall deliver all items into the Escrow Account required by Section 3.2.1.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

     As a material inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties:

     4.1 Corporate Status. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     4.2 Corporate Power and Authority. The Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

     4.3 Enforceability. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

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                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER
                                 --------------

     As a material inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller makes the following representations and warranties to the Purchaser:

     5.1 Corporate Status. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own or lease its properties and to carry on the Business as now being conducted. The Seller is duly authorized and qualified, under all applicable laws, regulations, ordinances and orders of public authorities, to carry on the Business in the places and in the manner as now conducted, where the failure to be so authorized or qualified would not have a Material Adverse Effect on the Business or on the operations, properties, assets or condition (financial or otherwise), of the Seller.

     5.2 Power and Authority. The Seller has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Seller has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

     5.3 Enforceability. This Agreement has been duly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     5.4 Ownership. The Seller is the record and beneficial owners of all of the Purchased Assets, and owns the Purchased Assets, free and clear of all liens and restrictions, encumbrances, and claims of any kind. All of the Purchased Assets are in good and operable condition. The Seller is also the record and beneficial owner of the names "Fun City Popcorn," "Sunburst" and "Player's Choice."

     5.5 No Violation. The execution and consummation of this Agreement will not
(i) contravene any provision of the articles of incorporation or bylaws of the Seller (the "Charter Documents"), (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller, the Business or the Purchased Assets, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Seller, the Business or the Purchased Assets, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchased Assets.

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     5.6 Financial Statements. The Seller has delivered to the Purchaser the financial statements of the Seller, including the notes thereto FOR THE YEAR ENDED September 30, 2002 and the nine (9) months thereafter ending June 30, 2003, (collectively, the "Financial Statements"), a copy of which is attached hereto as Schedule 5.6. The balance sheet dated as of June 30, 2003 of the Seller included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements for the year ended September 30, 2003 have been audited and prepared in accordance with generally accepted accounting principles ("GAAP"), and fairly present the financial position of the Seller at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of the Seller fully and fairly reflect all transactions, properties, assets and liabilities of the Seller. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the Current Balance Sheet does not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     5.7 Changes Since the Current Balance Sheet. Since the date of the Current Balance Sheet, the Seller has not (i) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees, or amended any other terms of employment of such persons; (ii) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (iii) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (iv) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (v) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $5,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (vi) waived, cancelled, compromised or released any rights having a value in excess of $5,000 in the aggregate; (vii) made or adopted any change in its accounting practice or policies; (viii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (ix) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (x) entered into any employment agreement; (xi) terminated, amended or modified any agreement involving an amount in excess of $5,000; (xii) imposed any security interest or other Lien on any of the Purchased Assets; (xiii) delayed paying any account payable which is due and payable except to the extent being contested in good faith; (xiv) made or pledged any charitable contribution; (xv) entered into any other transaction or was subject to any event which had or may have a Material Adverse Effect on the Seller, the Business or the Purchased Assets; (xvi) engaged in any transaction out of the ordinary course of the Business; (xvii) suffered or incurred any work interruptions, labor grievances, or claims filed, or any similar event which has or would have a Material Adverse Effect on the Seller, the Business or the Purchased Assets; or (xviii) agreed to do or authorized any of the foregoing.

     5.8 Litigation. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the best of Seller's knowledge, threatened, anticipated or contemplated against, by or affecting the Seller, the Business, or the Purchased Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Seller is or was a party which have not been complied with in full or which continue to impose any material obligations on the Seller, the Business, or the Purchased Assets.

     5.9 Real Property, Leases and Significant Personal Property. Schedule 5.9 sets forth all real and personal property included (or that will be included) on the Current Balance Sheet and among the Purchased Assets, all other real and personal property of the Seller with a value in excess of $1,000 and acquired since the Current Balance Sheet Date, and all leases for real and personal property to which the Seller is a party involving real or personal property having a value in excess of $1,000, including in each case, true, complete and correct copies of all such leases and including an indication as to which real and personal property is currently owned, or was formerly owned, by the Seller or its Affiliates. Except as set forth in Schedule 5.9, (i) all of the trucks and other material machinery and equipment and all other tangible assets of the Seller are in good working order and condition, ordinary wear and tear excepted and have been maintained in accordance with all applicable specifications and warranties; (ii) all leases set forth in Schedule 5.9, are in full force and effect and constitute valid and binding agreements on the Seller and constitute valid and binding agreements on the other parties thereto in accordance with their respective terms; and (iii) all fixed assets used by the Seller are either owned by the Seller or leased under a valid agreement. Schedule 5.9 also sets forth a summary description of all plans or projects involving the opening of new operations or the acquisition of any real property or existing business, with respect to which the Seller has made any expenditure in the two-year period prior to the date of the Agreement in excess of $10,000 in the aggregate, or which if pursued by the Seller would require additional expenditures of capital in excess of $10,000 in the aggregate.

     5.10 Good Title, Adequacy and Condition.

          5.10.1 The Seller has, and at Closing will have, good and marketable title to the Purchased Assets with full power to sell, transfer and assign the same, free and clear of any Lien.

          5.10.2 The Purchased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such business is currently being conducted.

     5.11 Compliance with Laws. To the best of Seller's knowledge, the Seller is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Seller, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Seller, threatened, against or affecting the Seller or the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. The Seller has conducted and is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing.

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     5.12 Insurance. The Business and the Purchased Assets are covered by valid, outstanding and enforceable policies of insurance issued to the Seller by reputable insurers covering the Purchased Assets and the Business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporation (the "Insurance Policies"). The Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The Seller has complied with the provisions of the Insurance Policies. The Seller has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

     5.13 THIS SECTION INTENTIONALLY OMITTED.

     5.14 Licenses and Permits. To the best of Seller's knowledge, the Seller possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for the Business and its operations. All Permits are valid and in full force and effect, the Seller is in compliance in all material respects with their requirements, and no proceeding is pending or threatened to revoke or amend any of the Permits. None of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the transactions contemplated hereby.

     5.15 Contracts, Customer Lists and Employment Matters. Schedule 5.15 lists all customers and Contracts of the Seller that account for more than 1% of the Seller's annual revenue and all Contracts of the Seller requiring payment or performance in excess of $5,000 for the twelve-month period ending on the date of this Agreement, all of which are part of the Purchased Assets (collectively, the "Material Contracts"). All of the Material Contracts (i) are valid and binding obligations of the parties, (ii) are not in default nor will become in default solely upon notice or the passage of time without curative action and
(iii) will remain in full force and effect following the Closing and after assignment to the Purchaser, without requiring the consent of the other parties thereto and without causing a default, right to terminate or right to modify any terms under any such Material Contracts, notwithstanding any provisions in any such Material Contracts which may set forth a restriction on assignability by the Seller. The Seller has delivered to the Purchaser true, complete and correct copies of all Material Contracts. None of the parties to the Material Contracts (which include all of the Seller's significant Customers) has cancelled or substantially reduced or, to the knowledge of the Seller, is currently attempting or threatening to cancel any Material Contract or substantially reduce utilization of the services provided by the Seller, and the Seller has complied with all commitments and obligations pertaining to any Material Contract, and is not in default under any such Material Contract, and no notice of default has been received. The Seller has not been the subject of any election in respect of union representation of employees and is not bound by or subject to any arrangement with any labor union. No employees of the Seller are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation has ever occurred or is in progress. There is no pending, or to the Seller's knowledge, threatened labor dispute involving the Seller and any group of employees, nor has the Seller experienced any labor interruptions over the past three years and the Seller considers its relationship with employees to be good, except as set forth on
Schedule 5.15.

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     5.16 Governmental Contracts Subject to Price Redetermination or
Renegotiation. The Seller is not now a party to any governmental contracts (including school districts, prisons, or military facilities) subject to price redetermination or renegotiation.

     5.17 Spin-Off by the Seller. There has not been, within the preceding two years, any sale, spin-off or split-up of material assets of the Seller or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Seller other than in the ordinary course of business, except the spin-off by Tone Products, Inc. of the outstanding common stock of Fun City Popcorn, Inc, to the stockholders of Tone Products, Inc.

     5.18 Environmental Matters. To the best of Seller's knowledge:

          5.18.1 The Seller is and has at all times been in compliance with all Environmental, Health and Safety Laws (as defined in this Section) governing the Business and its operations, properties, and Purchased Assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as described herein). The Seller is not currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. The Seller is in full compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

          5.18.2 The Seller has not generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other Waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws. The Seller has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other Waste upon property owned or leased by it, except as permitted by law. For purposes of this Section, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the

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presence of which requires investigation or remediation under any Environmental,
Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws. For purposes of this Section, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

          5.18.3 The Seller has not caused, or allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any property owned or leased by it (for purposes of this Section, the "Premises"). There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of the Premises. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

          5.18.4 The Seller has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified the Seller that it has proposed or is proposing to place on the National Priorities List or its state equivalent. The Seller has not received notice and has no knowledge of any facts which could give rise to any notice, that the Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. The Seller has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to any of the Purchased Assets. The Seller has not received any written or oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Seller has transported, transferred or disposed of other Wastes. The Seller has not been required to undertake, nor has it undertaken, any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authorities or at the request of any other third party. The Seller has no liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

          5.18.5 The Seller does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Premises. For purposes of this Section, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984 (collectively, "RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act (collectively, "CERCLA"); the Hazardous Materials Transportation Act; the Toxic Substances Control Act; the Clean Air Act; the Clean Water Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986, as amended ("EPCRA") and the Occupational Safety and Health Act of 1970, as amended ("OSHA").


                                   ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE CLOSING
                     ---------------------------------------

     6.1 Conduct of Business by the Seller Pending the Closing. The Seller covenants and agrees that, except as otherwise expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, the business of the Corporation shall be conducted only in, and the Seller shall not take any action except in, the ordinary course of business consistent with past practice. The Seller shall use its reasonable best efforts to preserve intact its business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations. By way of amplification and not limitation, the Seller shall not, except as expressly required or permitted by the terms of this Agreement between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of the Purchaser:


               (a) sell, pledge, dispose of, encumber, or authorize the sale, pledge, disposition, grant or encumbrance of any of the Purchased Assets, except in the ordinary course of business consistent with past practice;

               (b) sell, lease or transfer any of its properties or Purchased Assets (other than in the ordinary course of business consistent with past practice), or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets; make or obligate itself to make capital expenditures out of the ordinary course of business consistent with past practice; other than in the ordinary course of business consistent with past practice, incur any obligations or liabilities including, without limitation, any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein or in the ordinary course of business consistent with past practice, or impose any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

               (c) pay any bonus to its officers or employees, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (d) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

               (e) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice, or delay paying any amount payable beyond thirty (30) days following the date on which it is due, except to the extent being contested in good faith;

               (f) enter into any transaction or agreement with an Affiliate, except for such transactions or agreements expressly permitted herein;

               (g) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article 5 untrue or incorrect in any respect.

                                   ARTICLE 7

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES
                 -----------------------------------------------

     7.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles 8 and 9.

     7.2 Confidentiality; Publicity. With the exception of any filings with the Securities and Exchange Commission as required by government regulations, including, without limitation, proxy solicitation materials, the Seller shall not disclose the terms of this transaction to any third party nor make any public announcement related to this Agreement or the transactions contemplated hereby without the prior written approval of the Purchaser.

     7.3 No Other Discussions. The Seller and its respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the Business or the properties of the Corporation, or any of the Purchased Assets (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Seller will immediately notify the Purchaser if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     7.4 Due Diligence Investigation. The Purchaser shall be entitled to conduct, prior to Closing, a due diligence investigation of the Seller, the Purchased Assets, and the Business. The Seller shall provide the Purchaser and its designated agents and consultants with the access to the Seller's Business and the Purchased Assets, and all books, records, documents, correspondence and other materials related thereto which the Purchaser, its agents and consultants require to conduct such due diligence review, including, without limitation, the following:


         7.4.1 Access to, and review of the Seller's real property leases.

         7.4.2 Access to, review of, and assistance in understanding the Seller's financial records and back up documentation for the following:

               (a) Profit/Loss Statements and Balance Sheets

               (b) Bank Deposits, Statements and Check Register

               (c) Cash Flow Statements

               (d) Vendor Terms

               (e) Accounts Receivable

               (f) Accounts Payable

               (g) Job Payment Records

               (h) Profit Analysis by Product (such analysis shall be performed by Purchaser, based on data supplied by Seller).

         7.4.3 Access to, review of, and discussions with Purchaser's CFO and/or outside accountant regarding any items shown in the Seller's 10-K and 10-Q filings.

         7.4.4 Access to, review of, and assistance in understanding the Seller's 2001 and 2002 Federal Income Tax returns.

         7.4.5 Access to, and review of all of the Seller's Vendor and Billing Records.

         7.4.6 Access to, and review of all of the Seller's insurance policies, including, without limitation, health, liability, vehicle and workman's compensation.

         7.4.7 Access to, and review of all of the Seller's contracts.

         7.4.8 Access to, and inspection of, all of the Seller's furniture, fixtures, and equipment.

         7.4.9 Access to, and discussions with Seller's employees and participation in distribution routes.


If the results of the Purchaser's due diligence review are not satisfactory to the Purchaser in its sole discretion, then the Purchaser may elect not to close the transactions contemplated by this Agreement.


     7.5 Covenant not to Compete. The Seller agrees that it will not, directly or indirectly, for a period of two (2) years from the Closing Date:

               (a) alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, engage in any business activity in the States of Nevada, Utah, Arizona or California which is directly or indirectly in competition with the Business as the Business existed on the Closing Date;

               (b) (i) induce any customer acquired hereunder or any other customer of the Purchaser or any of its Affiliates to patronize any business which is directly or indirectly in competition with the Business as the Business existed on the Closing Date; (ii) canvass, solicit or accept for or on behalf of any such competitive business any customer of the Purchaser or any of its Affiliates; or (iii) request or advise any customer of the Purchaser or any of its Affiliates to withdraw, curtail or cancel any such customer's business with the Purchaser or any of its Affiliates or their successors;

               (c) employ any person who was employed by the Purchaser or any of its Affiliates, within one year prior to the date being employed by the Seller or any of its Affiliates, or in any manner seek to induce any employee of the Purchaser or any of its Affiliates to leave his or her employment, except that the Seller may employ any person whose employment was terminated by the Purchaser;

               (d) in any way utilize, disclose, copy, reproduce or retain in his possession any of the proprietary rights, or records acquired by Purchaser hereunder, including, but not limited to, any customer lists; and

               (e) notwithstanding the foregoing, Tone Products, Inc., an affiliate and former parent of the Seller, may continue to carry on business as constituted by Tone Products, Inc. on the Closing Date, including maintenance of existing distribution chains, but it may not develop new distribution centers or otherwise introduce products that directly compete with the Business as such was constituted on the Closing Date.

The Seller agrees and acknowledges that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect the Purchaser. If any provision of this Section is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or otherwise, then the parties agree that the court making such determination shall have the power to reduce the duration, area or scope of such provision, and/or to delete specific words or phrases, and in its reduced or modified form, such provision shall then be enforceable and shall be enforced. The Seller further agrees and acknowledges that any breach of this Section will cause irreparable injury to the Purchaser and upon any breach or threatened breach of any provision of this Section, the Purchaser shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Purchaser may have as a result of such breach, including the right to seek monetary damages.

                                   ARTICLE 8

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
                 ----------------------------------------------

     The obligations of the Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Purchaser;

     8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Seller shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article 7 herein. The Seller shall have delivered to the Purchaser a certificate, dated as of the Closing Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

     8.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to the Seller, the Purchased Assets, or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the service or products of the Seller or the Business, and (iii) none of the Purchased Assets shall have been damaged by fire, flood, casualty, riot or other cause (regardless of insurance coverage for such damage), and there shall have been delivered to the Purchaser a certificate to that effect, dated as of the Closing Date and signed by the Seller.

     8.3 Corporate Certificate. The Seller shall have delivered to the Purchaser
(i) copies of the Charter Documents as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by its Board of Directors authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing issued by the Secretary of State of the State of Nevada as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) as of the Closing Date by the Secretary of the Seller as being true, correct and complete. The resolutions mentioned herein shall be in conformance with the rules and regulations of the Securities and Exchange Commission, and shall reflect the result of an information statement giving the shareholders notice of the intent of the holders of more than fifty percent (50%) of the Sellers outstanding common stock to approve the terms of this Agreement. If such holders reject this Agreement then this Agreement shall become void and all funds deposited by Purchaser shall be immediately refunded by the Escrow Agent. This contingency shall survive due diligence.

     8.4 Delivery of Purchased Assets. At Closing, the Seller shall deliver the Purchased Assets to the Purchaser in escrow, and such instruments of transfer of title as are necessary to transfer to the Purchaser good and marketable title to the Purchased Assets as provided in Section 3.2.

     8.5 Consents. The Seller shall have received consents and assignments, where appropriate, to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Seller from any person from whom such consent or waiver is required under any contract to which the Seller or the Purchased Assets are bound as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law, including, without limitation, all material contracts and insurance policies.

     8.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

     8.7 Due Diligence Review. The Purchaser shall have completed its due diligence review of the Seller, the Purchased Assets, and the Business pursuant to Section 7.4, and shall be satisfied with the results of such review and assessment.

     8.8 Releases. At the Closing, the Seller and such of its Affiliates as may be designated by the Purchaser shall deliver to the Purchaser a release in such form as is reasonably satisfactory to the Purchaser, releasing all claims of any nature against the Purchased Assets. Such release may be included in the Bill of Sale.

     8.9 Landlord Consents. The Purchaser shall have obtained the written consent of the Business premises landlord to an assignment of the existing lease, or the making of a new lease with the Purchaser for the Business premises.


     8.10 Shareholder Non-Compete Agreement. Seller shall have obtained from each its Officers and Director's, including, without limitation, Timothy E. Evon and Thomas J. Evon, executed copies of a non-competition agreement as set forth in Schedule 8.10.

     8.11 Shareholder Authorization. Seller shall have obtained from a majority of its shareholders, including, without limitation, Timothy E. Evon and Thomas
J. Evon, and delivered at Closing, a consent for the sale of the Assets in accordance with this Agreement as set forth in Schedule 8.11.


                                   ARTICLE 9

                   CONDITIONS TO THEOBLIGATIONS OF THE SELLER
                   ------------------------------------------

     The obligations of the Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Seller:

     9.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Purchaser shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to the Seller a certificate, dated as of the Closing Date, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

     9.2 Other Conditions. At the Closing, the Purchaser shall have delivered through the Escrow Agent to the Seller the Purchase Price.

                                   ARTICLE 10

                          INTERIM MANAGEMENT PROVISIONS
                          -----------------------------

     The Purchaser shall be responsible to solely operate the Business following the Closing Date and through the date the Escrow Account remains in force (the "Interim Period"). During the Interim Period, the Purchaser shall have full authority and control over the operation of the Business and shall be entitled to any profits and responsible for any losses incurred by the Business. In the event the Escrow Account terminates by a return of the items in the Escrow Account to the party that deposited such items, then the Escrow Agent shall pay over to the Seller any losses incurred by the Purchaser during the Interim Period as determined using generally accepted accounting principles, after adding back depreciation and amortization, during the Interim Period, using funds deposited by the Purchaser into the Escrow Account at the time of Closing. To the extent depreciation and amortization are added back for purchased equipment, Seller shall have the first right of refusal to purchase the equipment at cost. If Seller elects not to purchase the equipment at cost, Purchaser shall be entitled to title and possession of the equipment.



                                   ARTICLE 11

                                 INDEMNIFICATION
                                 ---------------

     11.1 Agreement by the Seller to Indemnify. The Seller agrees to indemnify and hold the Purchaser and its Affiliates, officers, directors, and agents thereof (collectively, the "Indemnified Party") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Indemnified Party (collectively, "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by the Seller in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Seller in this Agreement, (iii) any inaccuracy in any certificate delivered by the Seller pursuant to this Agreement, or (iv) any liabilities of the Seller other than the Assumed Liabilities.


     11.2 Agreement by the Purchaser to Indemnify. The Purchaser agrees to indemnify and hold the Seller and its officers, directors, and agents thereof harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by resulting from or arising out of (i) any breach of a representation or warranty made by the Purchaser in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Purchaser in this Agreement, or (iii) any inaccuracy in any certificate delivered by the Purchaser pursuant to this Agreement.


     11.3 Survival of Representations and Warranties. Each of the representations and warranties made by the Seller and Purchaser in this Agreement, including the indemnification provisions set forth in this Article, or pursuant hereto, shall survive the Closing of the transactions contemplated hereby. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

                                   ARTICLE 12

                                   DEFINITIONS
                                   -----------

     12.1 Defined Terms. As used herein, the following terms shall have the following meanings:


          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

          "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

                                   ARTICLE 13

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     13.1 Termination. This Agreement may be terminated at any time prior to the
Closing:


               (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

               (b) by the Purchaser in the event of a material breach by the Seller of any provision of this Agreement; or

               (c) by the Purchaser or the Seller if the Closing shall not have occurred by September 30, 2003, or such other date as the parties may otherwise agree.

     13.2 Effect of Termination. Except as provided in Article 11, in the event of termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and all funds deposited by Purchaser shall be immediately refunded.

                                   ARTICLE 14

                               GENERAL PROVISIONS
                               ------------------

     14.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered (and shall be deemed delivered) by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

          If to the Purchaser:           Fun City Foods, Inc.
                                         c/o Lon Ross
                                         1617 Sabitini Drive
                                         Henderson, Nevada  89502

          With a required copy to:       David LeGrand, Esq.
                                         Hale Lane Peek Dennison and Howard
                                         2300 West Sahara Avenue, Eighth Floor
                                         Las Vegas, Nevada  89102

          If to the Seller:              William "Bill" Hamen
                                         Tone Products, Inc.
                                         2129 North 15th Avenue
                                         Melrose Park, Illinois  60160

          With a required copy to:       Gary A. Agron, Esq.
                                         5445 DTC Parkway, Suite 520
                                         Englewood, Colorado 80111

     14.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.


     14.3 Dispute Resolution. Purchaser and Seller mutually agree in advance that if any dispute between Purchaser and Seller arises which cannot be resolved in good faith after informal discussions between the senior executives of Purchaser and Seller, attempts will first be made to resolve the dispute through mediation by using a mutually acceptable neutral third party mediator. In the event such mediation does not successfully resolve all remaining outstanding issues, the parties may then commence litigation in any court located in Clark County, Nevada. The parties agree that the sole venue for resolution of any dispute is Clark County, Nevada.

     14.4 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Purchaser and Seller hereby agree to pay equally, all of the transfer costs and escrow fees for the Business, and to prorate, to the date of Closing, all utilities, personal property taxes, and other expenses of the Business not otherwise provided for in this Agreement. Further, Seller hereby agrees to pay any and all fees, expenses and commissions due to United Business Brokers of Nevada, LLC, and to hold Purchaser harmless from any liability to the Nevada Employment Development Department, Department of Health or the Nevada State Board of Equalization arising from the operation of the Business before the date of Closing. Purchaser shall be protected from the imposition of transferee liability by these agencies through a reserve, approved by the Purchaser, and retained in escrow until such releases are obtained.

     14.5 Amendment; Binding Effect; Assignment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided herein, Seller may not assign the rights and obligations of this Agreement without the prior written consent of the Purchaser.

     14.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     14.7 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Nevada applicable to contracts executed and to be wholly performed within such state.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            "PURCHASER"

                                            FUN CITY FOODS, INC., a Nevada
                                            corporation


                                            By:  /s/
                                               --------------------------------
                                                      Lon Ross, President




                                            "SELLER"

                                            FUN CITY POPCORN, INC., a Nevada
                                            corporation


                                            By:  /s/
                                               --------------------------------
                                                      Richard Falk, President

                                 SCHEDULE 1.1.1
                                 --------------

Conditions:

The sale includes Two Hundred Thirty Nine Thousand and No/100 Dollars ($239,000.00) in non-obsolete, salable inventory and perishable supplies. Perishable inventory shall be deemed to be "obsolete" and "non-salable" if the "best used by" date printed on the product is within thirty (30) days of Closing. Non-Perishable inventory items are deemed "obsolete" and "non-salable" if such items have been held in inventory longer than one (1) year prior to Closing and there has not been a sale of any such items within such year. Purchaser shall have the option to reject any or all obsolete or non-salable inventory.

                                 SCHEDULE 1.1.2
                                 --------------

         1) Seller shall retain the limited right to use the name of "Fun City Popcorn" until either one (1) year after closing, or the date upon which Seller merges out of the public shell, whichever occurs first.

                                 SCHEDULE 1.1.3
                                 --------------

                                 SCHEDULE 1.1.4
                                 --------------

                                  SCHEDULE 2.2
                                  ------------
Conditions:

The sale includes not more than Two Hundred Nineteen Thousand and No/100 Dollars ($219,000.00) in total liabilities of the Seller, consisting of two promissory notes aggregating One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) and accounts payable that are no more than thirty (30) days old in the amount of Sixty Nine Thousand and No/100 Dollars ($69,000). At the Closing, Purchaser shall pay the two promissory notes in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) through a loan from Tone Products, Inc. and shall assume the accounts payable up to Sixty Nine and No/100 Dollars ($69,000.00)

                                  SCHEDULE 5.6
                                  ------------

                                  SCHEDULE 5.9
                                  ------------

                                  SCHEDULE 5.15
                                  -------------

                      SCHEDULE 8.10: NON-COMPETE AGREEMENT
                      ------------------------------------

     This NON-COMPETE AGREEMENT (this "Agreement") is entered into as of September 30, 2003, by and among the undersigned, in their individual capacities as Officers, Directors or Majority Shareholders of Fun City Popcorn, Inc., a Nevada corporation (the "Seller"), and Fun City Foods, Inc., a Nevada corporation (the "Purchaser"). Certain other capitalized terms used herein are defined in the Asset Purchase Agreement executed on September 30, 2003 and incorporated herein by reference.

                                R E C I T A L S:

     A. The Seller is engaged in the business of wholesaling popcorn, snack items, candy and related food products in and around the City of Las Vegas, Nevada (the "Business");

     B. The Seller wishes to sell, and the Purchaser wishes to buy, substantially all of the assets of the Seller, and to assume substantially all of the liabilities of the Seller, on the terms and subject to the conditions set forth in the Asset Purchase Agreement executed on September 30, 2003.


                               TERMS OF AGREEMENT
                               ------------------

     The undersigned do hereby agree that for a period of two (2) years immediately following the sale of Fun City Popcorn, Inc.'s assets to Fun City Foods, Inc, a Nevada corporation (the "Closing"), they will not, directly or indirectly:

     (1) alone or as a partner, joint venture, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, engage in any business activity in the States of Nevada, Utah, Arizona, or California, which is directly or indirectly in competition with the Business as the Business existed on the Closing Date;


     (2) (i) induce any customer acquired hereunder or any other customer of the Purchaser or any of its Affiliates to patronize any business which is directly or indirectly in competition with the Business as the Business existed on the Closing Date; (ii) canvass, solicit or accept for or on behalf of any such competitive business any customer of the Purchaser or any of its Affiliates; or
(iii) request or advise any customer of the Purchaser or any of its Affiliates to withdraw, curtail or cancel any such customer's business with the Purchaser or any of its Affiliates or their successors;

     (3) employ any person who was employed by the Purchaser or any of its Affiliates, within one year prior to the date being employed by the Seller or any of its Affiliates, or in any manner seek to induce any employee of the Purchaser or any of its Affiliates to leave his or her employment, except that the Seller may employ any person whose employment was terminated by the Purchaser;

     (4) in any way utilize, disclose, copy, reproduce or retain in his possession any of the proprietary rights, or records acquired by Purchaser hereunder, including, but not limited to, any customer lists; and

     (5) notwithstanding the foregoing, Tone Products, Inc., an affiliate and former parent of the Seller, may continue to carry on business as constituted on the Closing Date by Tone Products, Inc., including maintenance of existing distribution chains, but it may not develop new distribution centers or otherwise introduce products that directly compete with the Business as was constituted on the Closing Date.

The undersigned further agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect the Purchaser. If any provision of this Section is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or otherwise, then the parties agree that the court making such determination shall have the power to reduce the duration, area or scope of such provision, and/or to delete specific words or phrases, and in its reduced or modified form, such provision shall then be enforceable and shall be enforced. The undersigned further agree and acknowledge that any breach of this Section will cause irreparable injury to the Purchaser and upon any breach or threatened breach of any provision of this Section, the Purchaser shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Purchaser may have as a result of such breach, including the right to seek monetary damages.

     DATED this 30TH day of September, 2003.


                        By:
                           ----------------------------------------------------

                        Printed Name:    Timothy E. Evon
                                     ------------------------------------------

                        Title:                         of Fun City Popcorn, Inc.
                               ------------------------



     DATED this 30TH day of September, 2003.


                        By:
                            ---------------------------------------------------

                        Printed Name:    Thomas J. Evon
                                     ------------------------------------------

                        Title:                         of Fun City Popcorn, Inc.
                               ------------------------

                      SCHEDULE 8.11: SHAREHOLDER AGREEMENT
                      ------------------------------------

     This SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of September 30, 2003, by and among the undersigned, in their capacity as Majority Shareholders of Fun City Popcorn, Inc., a Nevada corporation (the "Seller"). Certain other capitalized terms used herein are defined in the Asset Purchaser Agreement executed on September 30, 2003, by Fun City Popcorn, Inc. and Fun City Foods, Inc., and incorporated herein by reference.





                               TERMS OF AGREEMENT
                               ------------------

     The undersigned do hereby agree, pursuant to the subject Asset Purchaser Agreement and as individual shareholders of Fun City Popcorn, Inc., that they will:

     (1) not directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, oppose the sale of the Business on the terms and conditions set forth in the Asset Purchase Agreement executed on September 30, 2003;

     (2) vote in the affirmative, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, to approve the sale of the Business on the terms and conditions set forth in the Asset Purchase Agreement executed on September 30, 2003;

     (3) not directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, oppose, reject or disagree with the terms of any materials required by government regulations to be submitted to, or circulated by, the Securities and Exchange Commission;

     (4) vote in the affirmative, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, to approve, accept and agree to the terms of any materials required by government regulations to be submitted to, or circulated by, the Securities and Exchange Commission;






         - - - - - - - - - - SIGNATURE PAGE FOLLOWS - - - - - - - - - -

     Furthermore, the undersigned do hereby agree, as individual shareholders of Fun City Popcorn, Inc., that this Agreement shall constitute an irrevocable proxy vote coupled with an interest.


     DATED this 30th day of September, 2003.


                         By:
                             --------------------------------------------------

                         Printed Name:    Timothy E. Evon
                                      -----------------------------------------

                         Holder of Six Hundred Ninety Eight Thousand
                         One Hundred Sixty Six (698,166) shares of
                         Fun City Popcorn, Inc.





     DATED this 30th day of September, 2003.


                        By:
                            ---------------------------------------------------

                        Printed Name:    Thomas J. Evon
                                     ------------------------------------------

                        Holder of Six Hundred Ninety Eight Thousand
                        One Hundred Sixty Six (698,166) shares of
                        Fun City Popcorn, Inc.